UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2006
Date of Report (Date of earliest event reported)

ITONIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52201	20-3885298
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Klimentska 10, 110 00 Praque 1, Czech Republic	0000
(Address of principal executive offices)	(Zip Code)

++420 296 578 180
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement

Financing Agreement

ITonis entered into a private placement subscription agreement on December 12, 2006 with a private investor whereby the investor has agreed to purchase 4,000,000 shares of common stock at a price of US$0.25 per share for total proceeds of US$1,000,000. Advance of funds under the subscription agreement is required no later than March 31, 2007. To date, the investor has advanced $100,000 to ITonis on account of the subscription price. Notwithstanding the agreement of the investor, there is no assurance that this private placement will complete.

Item 3.02            Unregistered Sales of Equity Securities

On December 12, 2006, ITonis entered into a private placement subscription agreement with a private investor whereby the investor has agreed to purchase 4,000,000 shares of common stock at a price of US$0.25 per share for total proceeds of US$1,000,000. Advance of funds under the subscription agreement is required no later than March 31, 2007. Notwithstanding the agreement of the investor, there is no assurance that this private placement will complete. To date, the investor has advanced $100,000 to ITonis on account of the subscription price, however no shares have been issued.

The offering will be completed pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. No commission will be paid in connection with this offering. No commission was paid in connection with this offering. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investor has represented to us that the investor is not a U.S. person, as defined in Regulation S, and is not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor includes statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities will, upon issuance, be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. We have no obligation to register the resale of the shares under the Act.

Item 9.01            Financial Statements and Exhibits

(a)            Financial Statements of Business Acquired.

Not applicable.

(b)            Pro forma Financial Information.

Not applicable.

(c)            Shell Company Transaction.

Not applicable.

(d)            Exhibits.

Exhibit	Description

16.1	Subscription Agreement between ITonis Inc. and Spectrum Managers Ltd. dated December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITONIS INC.

/s/ Nicolas Lavaud
Date: December 13 , 2006	By:
Nicolas Lavaud
President and Chief Executive Officer